Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is entered into as of December 19, 2003 by and between ERP Operating Limited Partnership, an Illinois Limited partnership (the “Partnership”) and Equity Residential, a Maryland real estate investment trust and the sole general partner of the Partnership (the “General Partner”).  Capitalized terms used in this Assignment and Assumption Agreement and not otherwise defined herein shall have the meanings given such terms in that certain Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 1, 1998, as amended (the “Partnership Agreement”).

WITNESSETH:

WHEREAS, pursuant to Section 3.2.C. of the Partnership Agreement, Limited Partners have the right (the “Exchange Right”) to request the General Partner exchange Partnership Units held by such Limited Partners (individually, an “Exchange Partner”) with respect to which an Exchange Partner submits written notice (the “Tendered Units”) for an equal number of Common Shares subject to the limitations and other requirements set forth in Section 3.2.C. and other applicable provisions of the Partnership Agreement;

WHEREAS, pursuant to Section 3.2.C. of the Partnership Agreement, the General Partner may, in its sole and absolute discretion, elect to cause the Partnership to acquire the Tendered Units in exchange for a cash payment in an amount (the “Cash Amount”) determined in accordance with Section 3.2.C. (the “Right to Elect Consideration”); and

WHEREAS, the General Partner desires to assign to the Partnership, and the Partnership desires to assume from the General Partner, the Right to Elect Consideration in connection with any Tendered Units;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Assignment; Assumption.

(a)                                  The General Partner hereby grants, assigns, conveys and transfers to the Partnership, and the Partnership hereby accepts from the General Partner, all of the General Partner’s right, title and interest in and to the Right to Elect Consideration; provided, however, that if the Partnership, in connection with its exercise of such Right to Elect Consideration, does not elect to pay the Cash Amount, then:  (i) the General Partner shall satisfy the Exchange Partner’s exercise of the Exchange Right by issuing and delivering Common Shares to such Partner and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Exchange Partner of the Tendered Units to the General Partner in exchange for the Common Shares; and provided further that in no event shall the Partnership acquire or be deemed to acquire a proprietary interest in any Common Shares issued as consideration for the Tendered Units.  In addition, if the Partnership elects to pay the Cash Amount, then (i) the General Partner shall pay such Cash Amount to the Exchanging Partner and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Exchange Partner of the Tendered Units to the General Partner in exchange for the Cash Amount.  The General Partner agrees to take such further action and to execute such additional documents as may be reasonably necessary to effect the assignment of the Right to Elect Consideration to the Partnership.

(b)                                 Subject to the second sentence of Section 1(a) hereof, from and after the date hereof, the Partnership assumes all right, title and interest in and to and all obligations and liabilities relating to or arising in connection with the Right to Elect Consideration.  The General Partner agrees to take such further action and to execute such additional documents as may be reasonably necessary to effect the assignment of the Right to Elect Consideration to the Partnership.

(c)                                  The Partnership and the General Partner agree that the Right to Elect Consideration shall be a management duty of the General Partner governed by Section 9.1 of the Partnership Agreement.

2.                                       Successors and Assigns.  This Assignment and Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.                                       Governing Law.  This Assignment and Assumption Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of State of Illinois (excluding the choice of law rules thereof).

IN WITNESS WHEREOF, the Partnership and the General Partner have executed and delivered this Assignment and Assumption Agreement as of the date first above written.

ERP OPERATING LIMITED PARTNERSHIP

By: Equity Residential, its general partner

	By:	/s/ Bruce C. Strohm
Name: Bruce C. Strohm Title: EVP

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm
Name: Bruce C. Strohm Title: EVP